UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ChemoCentryx, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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850 Maude Avenue

Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of ChemoCentryx, Inc. will be held at the Company’s headquarters, located at 850 Maude Avenue, Mountain View, CA 94043, on May 22, 2014 at 10:00 a.m., local time, for the following purposes:

1.	To elect one director to serve as a Class III director for a three-year term to expire at the 2017 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on March 31, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

Mountain View, California

April 10, 2014

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

850 Maude Avenue

Mountain View, CA 94043

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 22, 2014

The board of directors of ChemoCentryx, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at the Company’s headquarters, located at 850 Maude Avenue, Mountain View, CA 94043, on May 22, 2014 at 10:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (650) 210-2900.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 22, 2014.

This proxy statement and our annual report are available electronically at https://materials.proxyvote.com/16383L.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2014 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 10, 2014 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 31, 2014 are entitled to vote at the annual meeting. On this record date, there were 43,172,171 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: To elect one director to serve as a Class III director for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2014.

How many votes do I have?

Each share of our common stock that you own as of March 31, 2014 entitles you to one vote.

How do I vote by proxy?

With respect to the election of the director, you may either vote “For” the nominee to the board of directors or you may “Withhold” your vote for the nominee. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

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By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

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Via the Internet: You may vote at www.voteproxy.com, 24 hours a day, seven days a week. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2014.

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By Telephone: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and then follow the instructions. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2014.

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In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Susan M. Kanaya, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 31, 2014, or approximately 21,586,086 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Director. The nominee who receives the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by Broadridge Financial Solutions, Inc.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 that we filed with the SEC, we will send you one without charge. Please write to:

ChemoCentryx, Inc.

850 Maude Avenue

Mountain View, CA 94043

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.chemocentryx.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTOR

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

The term of office of our Class III director, Roger C. Lucas, Ph.D., will expire at the 2014 annual meeting. Accordingly, the nominee for Class III director for election at the 2014 annual meeting is Roger C. Lucas, Ph.D. If Dr. Lucas is elected at the 2014 annual meeting, he will be elected to serve for a three-year term that will expire at our 2017 annual meeting of stockholders and until his successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Lucas or in the event that Dr. Lucas is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominee for director has been furnished to us by the director and nominee for director:

Nominee for Election to the Board of Directors

Term Expiring at the

2014 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with ChemoCentryx, Inc.
Roger C. Lucas, Ph.D.	71	Director

Roger C. Lucas, Ph.D. has served as a member of our board of directors since September 1997 and was appointed Lead Independent Director in April 2012. Since 1995, Dr. Lucas has served as Vice Chairman and a member of the board of directors of Techne Corporation, a biotechnology company. From 1985 to 1995, Dr. Lucas served as the Chief Scientific Officer, Senior Executive Vice President and Secretary of Techne Corporation and the founder of its Biotechnology Division. Prior to this, Dr. Lucas was Vice President of Research at R&D Systems, now a subsidiary of Techne, where he worked for over 10 years. Dr. Lucas received his B.S. in biology and chemistry from St. Mary’s College, Minnesota, and his Ph.D. in physiology and cell biology from the Illinois Institute of Technology. Dr. Lucas also presently serves on the board of directors of a number of privately held companies. We believe Dr. Lucas is qualified to serve on our board of directors because of his experience in the healthcare industry as an entrepreneur and a director of a range of public and private companies and his leadership and management experience from his service as an executive for a public life sciences company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2015 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with ChemoCentryx, Inc.
Thomas J. Schall, Ph.D.	54	President, Chief Executive Officer and Chairman
Joseph M. Feczko, M.D.	65	Director

Thomas J. Schall, Ph.D. is the founder of our company and has served as our President, Chief Executive Officer and Director since we commenced operations in 1997 and was appointed Chairman of the Board in April 2012. From 1993 to March 1997, Dr. Schall worked at the DNAX Research Institute, a division of Schering-Plough Corporation, a pharmaceutical company. Prior to his work at the DNAX Research Institute, he worked as a scientist with Genentech, Inc., a pharmaceutical company. Dr. Schall participated in some of the earliest discoveries of chemokine system function and activities. Dr. Schall cloned one of the first chemokines to be discovered, and provided some of the earliest data for the existence of the previously unknown family of molecules which later came to be called the chemokines. Dr. Schall’s laboratories have been responsible for the discovery or co-discovery of almost one-third of all known chemokine receptors. Dr. Schall received his B.S. in biology from Northern Illinois University and his Ph.D. in cancer biology from Stanford University. We believe Dr. Schall is qualified to serve on our board of directors because of his extensive executive leadership experience, many years of service as one of our directors and our President and Chief Executive Officer and extensive scientific expertise and knowledge of the chemokine system.

Joseph M. Feczko, M.D. has served as a member of our board of directors since April 2012. Until his retirement in May 2009, Dr. Feczko was Senior Vice President and Chief Medical Officer of Pfizer Inc. and a member of its Executive Leadership Team with global responsibilities for all aspects of the company’s medical, regulatory and safety activities. Dr. Feczko served Pfizer in both New York and the United Kingdom since 1982, where he held positions of increasing responsibility in clinical research and regulatory affairs and safety, culminating in the role of Chief Medical Officer. Dr. Feczko is board-certified in Internal Medicine and Infectious Diseases. He has a B.S. degree from Loyola University Chicago, and an M.D. from the University of Illinois College of Medicine. Dr. Feczko also serves on the board of directors of Keryx Biopharmaceuticals, Inc. and Cytheris, SA. Dr. Feczko also serves as chairman of the board of directors of Cardoz Pharmaceuticals AB (Stockholm, Sweden) and as a member of the Supervisory Board of uniQure B.V., based in The Netherlands. We believe Dr. Feczko is qualified to serve on our board of directors because of his international leadership and management experience from his service as the Chief Medical Officer of a public pharmaceutical company and as a director of several pharmaceutical and biotechnology companies.

Term Expiring at the

2016 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with ChemoCentryx, Inc.
Ira Klein, M.D., M.B.A., F.A.C.P.	51	Director
Geoffrey M. Parker	49	Director
James L. Tyree	61	Director

Ira Klein, M.D., M.B.A., F.A.C.P, has served as a member of our board of directors since May 2013. In 2013, Dr. Klein was appointed as National Medical Director, Clinical Thought Leadership of Aetna Inc., a healthcare insurance provider, after serving as the Chief of Staff to the Chief Medical Officer at Aetna from 2011 to 2013. At Aetna, Dr. Klein is responsible for promoting the strategic efforts of the office of the Chief Medical Officer, including creating and deploying clinical programs, and facilitating integration and clinician development. Dr. Klein joined Aetna in 2006 as Medical Director, and has held various roles in benefit design, financial and clinical analytics, and oncology strategy. Prior to joining Aetna, Dr. Klein was the Medical Director for quality and case management at Bayshore Community Health System in New Jersey. Before that, he served as the Chief Medical Officer of Elderplan, an 11,000-member Medicare social health maintenance organization focused on the frail elderly. Dr. Klein is a Clinical Assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey—Robert Wood Johnson Medical School. Dr. Klein received a B.S. in Pharmacy and an M.B.A. from Rutgers University, and his medical degree from the University of Medicine and Dentistry of New Jersey—Robert Wood Johnson Medical School, all with highest honors. He completed his residency in internal medicine at Brown University and Robert Wood Johnson University Hospital. We believe Dr. Klein is qualified to serve on our board of directors because of his experience in the healthcare and healthcare insurance industries and his ability to bring the payor’s perspective to our board of directors.

Geoffrey M. Parker has served as a member of our board of directors since December 2009. Since September 2010, Mr. Parker has served as Senior Vice President and Chief Financial Officer of Anacor Pharmaceuticals, Inc. after serving in a consulting capacity since December 2009. From July 2009 to July 2010, Mr. Parker served in a consulting capacity as Chief Business Officer of InteKrin Therapeutics, Inc., a biotechnology company, and previously served as Managing Director and Partner in the Investment Banking Division of Goldman, Sachs & Co. From 1997 to 2009, Mr. Parker directed Goldman Sachs’ West Region Healthcare Investment Banking practice. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker received his A.B. in Engineering Sciences and Economics from Dartmouth College and his M.B.A. from Stanford University. We believe Mr. Parker is qualified to serve on our board of directors because of his financial sophistication, his experience as the Chief Financial Officer of a public biotechnology company and his management background as an executive in the financial services industry.

James L. Tyree has served as a member of our board of directors since June 2012. Mr. Tyree is the co-founder and managing partner of Tyree & D’Angelo Partners, a private equity investment firm. During the last fifteen years, Mr. Tyree has held numerous executive positions at Abbott Laboratories, including Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development, Senior Vice President Global Nutrition and Executive Vice President Global Pharmaceuticals. He retired as President of Abbott Biotechnology Ventures in March 2012. Prior to joining Abbott, Mr. Tyree was the President of SUGEN, Inc., a biotechnology company focused on oncology. Earlier in his career, Mr. Tyree held management positions in Bristol-Myers Squibb, Pfizer and Abbott. Over his entire career, he was a four-time expatriate living and working over six years in Latin America and seven years in Japan. Mr. Tyree is a member of the Advisory Board of the University of Chicago Booth Graduate School of Business, a member of the Chicago Council on Global Affairs and co-chairman of the Global Health Policy Roundtable. Mr. Tyree also serves as a director for a number of privately held companies. Mr. Tyree earned Bachelor’s Degrees in Psychology and Forensic Studies and a Master’s Degree in Business Administration from Indiana University. We believe Mr. Tyree is qualified to serve on our board of directors because of his international leadership and management experience in the healthcare industry and his service on the boards of directors of a range of private companies.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman. In addition, our board of directors previously determined that our former directors, Rishi Gupta, J.D. and Edward E. Penhoet, Ph.D., who resigned from our board of directors effective February 20, 2013 and July 7, 2013, respectively, were independent directors within the meaning of the applicable Nasdaq listing standards.

Board Leadership Structure

Our board of directors currently has five independent directors and one employee director. Our board of directors is currently chaired by Dr. Schall, who is also our Chief Executive Officer. Our board of directors believes that Dr. Schall’s service as both Chairman and Chief Executive Officer is in the best interests of our company and our stockholders. Dr. Schall possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and we believe he is the person best positioned to develop agendas that ensure that our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes that his combined role enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

Our board of directors appointed Dr. Lucas as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman role. As the lead independent director, Dr. Lucas is empowered to, among other duties and responsibilities, review and provide input on the agendas for meetings of the board of directors, chair executive sessions in the absence of the Chairman, serve as a liaison between the Chairman and the independent directors and serve as an independent point of contact for management and others wishing to communicate to the board of directors other than through the Chairman. As reinforcement of the importance of an independent board of directors, the independent directors routinely meet outside the presence of our management, including Dr. Schall. For all of these reasons, the board of directors believes that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During the fiscal year 2013, our board of directors met seven times, including telephonic meetings. One director, Dr. Klein, attended fewer than 75% of the total number of meetings held during his term of service by the board of directors and the committees of the board of directors of which he is a member.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investors—Corporate Governance” section of our website at www.chemocentryx.com.

Audit Committee

The audit committee of our board of directors currently consists of Messrs. Parker (chairperson) and Tyree and Dr. Klein (audit committee financial expert). The audit committee met four times during fiscal year 2013, including telephonic meetings. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of Exchange Act. In addition, our board of directors has determined that Dr. Klein qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. Our audit committee is responsible for overseeing our accounting and financial reporting processes and audits of our consolidated financial statements on behalf of our board of directors. The specific powers and responsibilities of our audit committee include:

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appointing, assessing the qualifications of, compensating, retaining, and overseeing the work of our independent auditor, for the purpose of preparing or issuing an auditor’s report or performing other audit, review, and attest services;

•	reviewing our annual audited consolidated financial statements with management and our independent auditor;

•	reviewing the appointment of, replacement of, and meeting with our internal auditor to discuss significant reports to management;

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overseeing and monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements as they relate to consolidated financial statements or accounting matters, our independent auditor’s qualifications, independence and the performance of our internal accounting and financial controls;

•	determining whether to recommend to our board of directors that the audited financial statements be included in our annual report for the fiscal year subject to the audit;

•	reviewing all related party transactions on an ongoing basis;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	providing our board of directors with the results of its monitoring and recommendations;

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providing our board of directors with additional information and materials as it deems necessary to make our board of directors aware of significant financial matters that require the attention of our board of directors; and

•	evaluating its own performance on an annual basis.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Mr. Tyree (chairman) and Drs. Feczko and Lucas. The compensation committee met four times, including telephonic meetings, during fiscal year 2013. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the compensation programs and compensation for our executive officers, including by designing, evaluating and approving our compensation plans, policies and programs. The compensation committee is responsible for, among other things:

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reviewing and approving our corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of our officers and certain employees; reviewing and approving general compensation goals and guidelines for employees and the criteria by which bonuses, long-term incentive compensation, stock options, employee pension and welfare benefits plans are determined;

•	determining our policy with respect to change of control or “parachute” payments;

•	managing and reviewing executive officer and director indemnification and insurance matters;

•	preparing the compensation committee report to be included as part of our annual proxy statement; and

•	evaluating its own performance on an annual basis.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Drs. Feczko, Klein and Lucas, and Messrs. Parker and Tyree. The nominating and corporate governance committee met five times during fiscal year 2013. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating and corporate governance committee is responsible for, among other things:

•	overseeing our board of director’s annual review of its performance, composition, and organization, and making recommendations on these matters to our board of directors;

•	reviewing, soliciting and making recommendations to our board of directors and stockholders with respect to candidates for election to our board of directors;

•	reviewing the performance of each current director and determining whether to recommend the nomination of such director for an additional term; and

•	evaluating its own performance on an annual basis.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, and by Statement on Auditing Standards No.16 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above along with those held with management, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2013. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Geoffrey M. Parker (chairperson)

Ira M. Klein, M.D., M.B.A., F.A.C.P.

James L. Tyree

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors currently consists of Mr. Tyree (chairperson) and Drs. Feczko and Lucas. Rishi Gupta, J.D. and Edward E. Penhoet, Ph.D. each served as a member of the compensation committee until his resignation from our board of directors effective February 20, 2013 and July 7, 2013, respectively. None of the members of our compensation committee during fiscal year 2013 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee during fiscal year 2013.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2015 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. No non-employee directors attended our annual meeting in 2013.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.chemocentryx.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043.

Director Compensation

We compensate certain non-employee members of the board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

Following our initial public offering in February 2012, we adopted a new non-employee director compensation policy that remained in effect until December 31, 2013. Under this policy, we provided cash compensation in the form of an annual retainer of $30,000 for each non-employee director. We also paid an additional annual retainer of $15,000 to the chairman of our audit committee, $10,000 to other non-employee directors who served on our audit committee, $7,500 to the chair of our compensation committee, $5,000 to other non-employee directors who served on our compensation committee, $5,000 to the chair of our nominating and corporate governance committee and $2,500 to other non-employee directors who served on our nominating and corporate governance committee. In April 2012, we designated a non-employee director as our lead independent director and amended our non-employee director compensation policy to add an additional annual retainer of $15,000 for such a director. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

Also under our prior non-employee director compensation policy, any non-employee director who was first elected to the board of directors was granted an option to purchase 25,000 shares of our common stock on the date of his or her initial election to the board of directors. Such options had an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director was eligible to receive an option to purchase 12,500 shares of common stock.

The initial options granted to non-employee directors described above vest and become exercisable in 36 equal monthly installments over the three-year period following the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above vest and/or become exercisable in 12 equal monthly installments over the first year following the date of grant, subject to the director’s continuing service on our board of directors (and, with respect to grants to a chairman of the board of directors or board committee, service as chairman of the board of directors or a committee) on those dates. The term of each option granted to a non-employee director is be ten years. These options were granted under our 2012 Equity Incentive Award Plan.

The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2013.

	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Joseph M. Feczko, M.D.	$36,091	$106,891	$142,982
Rishi Gupta, J.D.(3)	6,507	—	6,507
Ira Klein, M.D., M.B.A., F.A.C.P.(4)	23,248	234,273	257,521
Roger C. Lucas, Ph.D.	48,377	106,891	155,268
Geoffrey M. Parker	47,500	106,891	154,391
Edward E. Penhoet, Ph.D.(5)	25,959	106,891	132,850
James L. Tyree	43,985	106,891	150,876

(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted in 2013 to our non-employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014.
(2)	Outstanding vested and nonvested options held by our non-employee directors at December 31, 2013 were:

	Shares Underlying Options Outstanding At December 31, 2013
	Vested	Unvested
Joseph M. Feczko, M.D.	33,679	16,321
Rishi Gupta, J.D.	12,500	—
Ira Klein, M.D., M.B.A., F.A.C.P.	4,861	20,139
Roger C. Lucas, Ph.D.	19,791	5,209
Geoffrey M. Parker	66,791	5,209
Edward E. Penhoet, Ph.D.	—	—
James L. Tyree	32,291	17,709

(3)	Mr. Gupta resigned from the board of directors on February 20, 2013. On February 20, 2013, our board of directors approved an amendment to the stock option agreement of Mr. Gupta to accelerate the vesting date of his options to the date of his resignation and permit exercise of his options for a period of 18 months following the date of his resignation.
(4)	Dr. Klein was appointed to the board of directors on May 23, 2013.
(5)	Dr. Penhoet resigned from the board of directors effective July 7, 2013.

Effective January 1, 2014, our board of directors adopted a new non-employee director compensation policy. Under this new policy, we will provide cash compensation in the form of an annual retainer of $42,500 for each non-employee director. We will also pay an additional annual retainer of $25,000 to the non-employee director who serves as our lead independent director, $20,000 to the chairman of our audit committee, $10,000 to other non-employee directors who serve on our audit committee, $15,000 to the chair of our compensation committee, $10,000 to other non-employee directors who serve on our compensation committee, $10,000 to the chair of our nominating and corporate governance committee and $6,000 to other non-employee directors who serve on our nominating and corporate governance committee. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

Also under our new non-employee director compensation policy, any non-employee director who is first elected to the board of directors will be granted such number of restricted stock units on the date of his or her initial election to the board of directors as is determined by dividing (a) $175,000 by (b) the fair market value (as defined under our 2012 Equity Incentive Award Plan) per share of our common stock on the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director will be granted such number of restricted stock units on the date of such annual meeting as is determined by dividing (x) $90,000 by (y) the fair market value (as defined under our 2012 Equity Incentive Award Plan) per share of our common stock on the date of grant; provided that the dollar value in clause (x) above shall be $130,000 for purposes of the awards granted to the non-employee directors on the date of the 2014 annual meeting of the company’s stockholders.

The initial awards granted to non-employee directors described above vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual awards granted to non-employee directors described above vest on the first anniversary of the date of grant, subject to the director’s continuing service on our board of directors on such date. In addition, all of such awards will vest upon the occurrence of a change in control (as defined under our 2012 Equity Incentive Award Plan). The term of each option granted to a non-employee director is ten years. These options will be granted under our 2012 Equity Incentive Award Plan.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the nominee receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ROGER C. LUCAS, PH.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accountants for the year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accountants is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$270,240	$528,390
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$270,240	$528,390

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2013 or 2012.
(3)	No tax fees were incurred in 2013 or 2012.
(4)	No other fees were incurred in 2013 or 2012.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2013 and 2012. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2014, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2014 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 43,172,171 shares of our common stock outstanding as of March 31, 2014. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
Entities and individual Affiliated with Biotechnology Value Fund(1) 900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611	7,796,516	18.1%
Glaxo Group Limited 980 Great West Road Brentford, Middlesex TW8 9GS United Kingdom	7,343,492	17.0%
Techne Corporation(2) 614 McKinley Place, N.E. Minneapolis, MN 55413	6,385,056	14.7%
Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	3,131,800	7.3%
Wasatch Advisors, Inc(4) 505 Wakara Way 3rd Floor Salt Lake City, UT 84108	2,650,551	6.1%
Named Executive Officers and Directors
Thomas J. Schall, Ph.D.(5)	3,459,163	7.8%
Petrus Bekker, M.D., Ph.D.(6)	283,572	*
Susan M. Kanaya.(7)	459,474	1.1%
Joseph M. Feczko, M.D.(8)	52,361	*
Ira M. Klein, M.D., M.B.A., F.A.C.P (9)	8,333	*
Roger C. Lucas, Ph.D.(10)	6,450,056	14.9%
Geoffrey M. Parker(11)	94,600	*
James L. Tyree(12)	40,972	*
All directors and executive officers as a group (8 persons)(13)	11,333,313	24.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Includes: (1) 2,162,381 shares beneficially owned by Biotechnology Value Fund, L.P., or BVF, (2) 1,251,914 shares beneficially owned by Biotechnology Value Fund II, L.P., or BVF2, (3) 3,750,277 shares beneficially owned by BVF Investments, L.L.C., or BVLLC, and (4) 631,944 shares beneficially owned by Investment 10, L.L.C., or ILL10. BVF Partners L.P., or Partners, as the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10, may be deemed to beneficially own the 7,796,516 shares beneficially owned in the aggregate by BVF, BVF2, BVLLC and ILL10. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 7,796,516 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 7,796,516 shares beneficially owned by BVF Inc. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, BVLLC and ILL10. Information regarding these shares is based in part on the Schedule 13G/A filed by the foregoing persons with the SEC on February 14, 2014.
(2)	Includes warrants to acquire 150,000 shares of our common stock.
(3)	Capital World Investors, in its capacity as investment adviser, may be deemed to beneficially own 3,131,800 shares, which are held of record by SMALLCAP World Fund, Inc., a client of Capital World Investors. The foregoing information is based on Capital World Investors’ Schedule 13G filed with the SEC on February 13, 2014.
(4)	Wasatch Advisors, Inc., in its capacity as investment adviser, may be deemed to beneficially own 2,650,551 shares, which are held of record by clients of Wasatch Advisors, Inc. The foregoing information is based on Wasatch Advisors, Inc.’s Schedule 13G filed with the SEC on February 13, 2014.
(5)	Includes 1,310,456 shares issuable upon the exercise of stock options granted to Dr. Schall that are exercisable within 60 days of March 31, 2014, 11,633 shares of which would be subject to our unvested share repurchase right.

(6)	Includes 229,978 shares issuable upon the exercise of stock options granted to Dr. Bekker that are exercisable within 60 days of March 31, 2014, 13,496 shares of which would be subject to our unvested share repurchase right.
(7)	Includes 459,474 shares issuable upon the exercise of stock options granted to Ms. Kanaya that are exercisable within 60 days of March 31, 2014, 15,871 shares of which would be subject to our unvested share repurchase right.
(8)	Includes 42,361 shares issuable upon the exercise of stock options granted to Dr. Feczko that are exercisable within 60 days of March 31, 2014.
(9)	Includes 8,333 shares issuable upon the exercise of stock options granted to Dr. Klein that are exercisable within 60 days of March 31, 2014.
(10)	Includes 6,385,056 shares beneficially owned by Techne Corporation, of which Dr. Lucas is Vice Chairman, and 25,000 shares issuable upon the exercise of stock options granted to Dr. Lucas that are exercisable within 60 days of March 31, 2014. Dr. Lucas disclaims beneficial ownership of shares held by Techne Corporation except to the extent of his pecuniary interest in the corporation, if any.
(11)	Includes 75,000 shares issuable upon the exercise of stock options granted to Mr. Parker that are exercisable within 60 days of March 31, 2014.
(12)	Includes 40,972 shares issuable upon the exercise of stock options granted to Mr. Tyree that are exercisable within 60 days of March 31, 2014.
(13)	Includes options and warrants to purchase 2,807,606 shares of common stock exercisable within 60 days of March 31, 2014 held by all of our executive officers and directors, 57,886 of which would be subject to our unvested share repurchase right. As to disclaimers of beneficial ownership, see footnotes 1 and 10 above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information regarding our executive officers as of March 31, 2014:

Name	Age	Position(s)
Thomas J. Schall, Ph.D.	54	President, Chief Executive Officer and Chairman
Markus J. Cappel, Ph.D.	53	Chief Business Officer and Treasurer
Susan M. Kanaya	51	Senior Vice President, Finance, Chief Financial Officer and Secretary
Petrus J. Bekker, M.D., Ph.D.	53	Senior Vice President of Medical and Clinical Affairs

The biography of Thomas J. Schall, Ph.D. can be found under “Proposal 1—Election of Directors.”

Markus J. Cappel, Ph.D. has served as our Chief Business Officer since February 2007, and Treasurer since August 2004. From March 2003 to February 2007, he served as our Senior Vice President of Corporate and Business Development. From October 2001 to March 2003, Dr. Cappel served as our Vice President of Business Development. Prior to joining us, Dr. Cappel served as Vice President of Business Development at Alkermes, Inc., a biotechnology company, from 1998 to 2001. Prior to this, he served as Director of Business Development with Millennium Pharmaceuticals as well as in various business development roles at Cygnus, Inc., a biotechnology company. Dr. Cappel received his B.S. in pharmacy and his Ph.D. in pharmaceutics from J.W. Goethe University, Frankfurt, Germany, and his M.B.A. from Harvard Business School. Dr. Cappel also completed postdoctoral studies in pharmaceutics at the University of Michigan.

Susan M. Kanaya has served as our Senior Vice President, Finance, and Chief Financial Officer since January 2006, and Secretary since February 2006. Prior to joining us, Ms. Kanaya served as Senior Vice President, Finance, and Chief Financial Officer at Kosan Biosciences Inc., a biotechnology company, from 1999 to 2005. Prior to this, she served in financial management positions at SUGEN, Inc., a biotechnology company, from 1994 to 1999, most recently as Vice President, Finance, and Treasurer. Ms. Kanaya also served as Controller with high technology companies and as a public accountant with KPMG. Ms. Kanaya received her B.S. in business administration from the University of California, Berkeley.

Petrus J. Bekker, M.D., Ph.D. has served as our Senior Vice President of Clinical and Medical Affairs since February 2009. From April 2005 to February 2009, Dr. Bekker served as our Vice President of Clinical and Medical Affairs. Prior to joining us, Dr. Bekker worked at Amgen Inc., where he served as Senior Director of Global Safety from July 2004 to April 2005 and as Senior Director of Clinical Development and Director of Clinical Development from December 1997 to July 2004. Prior to this, he served as a clinical researcher and scientist at Procter & Gamble Pharmaceuticals in various capacities for seven years. Dr. Bekker received his Ph.D. in molecular biology from Pennsylvania State University and his M.D. and medical training in South Africa at the University of Pretoria.

Overview

This Executive Compensation section provides information about the material elements of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman;

•	Petrus J. Bekker, M.D., Ph.D., our Senior Vice President of Medical and Clinical Affairs; and

•	Susan M. Kanaya, our Senior Vice President, Finance, Chief Financial Officer and Secretary.

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Thomas J. Schall, Ph.D.	2013	$510,000	—	$1,594,824	$210,375	$690	$2,315,889
President and Chief Executive Officer	2012	482,051	—	5,748,591	219,333	690	6,450,665
Petrus J. Bekker, M.D., Ph.D.	2013	369,382	—	676,592	106,659	690	1,153,323
Senior Vice President of Medical and Clinical Affairs	2012	369,382	—	1,112,903	100,841	690	1,583,816
Susan M. Kanaya	2013	372,212	—	676,592	107,476	690	1,156,970
Senior Vice President, Finance and Chief Financial Officer	2012	372,212	—	1,288,087	101,614	690	1,762,604

(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted during the relevant fiscal year computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March14, 2014.
(2)	Amounts shown represent performance bonuses for the relevant fiscal year, which were each paid in a cash lump sum in the first quarter of the following fiscal year.
(3)	Amounts shown represent term life insurance paid by the company on behalf of the named executive officers.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into amended and restated employment agreements with each of our named executive officers. Each of the employment agreements has a three-year term, subject to automatic successive one-year renewals unless we provide written notice of our desire to terminate the agreement at least sixty days prior to the expiration of the then-current term. Pursuant to the employment agreements, each executive officer is eligible for a target performance bonus of up to 25% (40% with respect to Dr. Schall) of his or her base salary, based upon the achievement of financial and performance objectives established by the compensation committee. Any final bonus payment shall be determined by our board of directors or compensation committee.

The employment agreements provide for certain severance payments to our named executive officers. All cash severance payments are payable in a lump sum. If we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason (unless such termination occurs within 12 months following a change in control), we are obligated to pay such executive officer a lump sum severance payment equal to his or her base salary in effect at the time of termination for 18 months. Additionally, each of the named executive officers will receive accelerated vesting and/or exercisability of 100% of his or her outstanding stock awards.

Under each of the employment agreements, if we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason, in each case within 12 months following a change in control, we are obligated to pay such executive officer a lump sum severance payment equal to the sum of: (1) 18 months of his or her base salary in effect at the time of termination, (2) one and one-half times the executive officer’s target bonus, and (3) 18 months of health benefits continuation at our cost. Furthermore, all of the executive officer’s outstanding stock awards will vest upon the date of termination. The foregoing change-in-control severance benefits shall only apply so long as the executive officer is working on a full-time basis.

For purposes of the amended and restated employment agreements, “cause” means an executive officer (1) has committed an act of fraud, embezzlement or dishonesty in connection with the executive officer’s employment, or has intentionally committed some other illegal act that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof; (2) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony, or to any crime involving moral turpitude, which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the company or any successor or parent or subsidiary thereof; (3) has made any unauthorized use or disclosure of confidential information or trade secrets of the company or any successor or parent or subsidiary thereof that has, or may reasonably be expected to have, a material adverse impact on any such entity; (4) has materially breached a company policy, materially breached the provisions of the executive officer’s employment agreement (if any), or has committed any other intentional misconduct that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof, or (5) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the board of directors or the appropriate individual to whom the executive officer reports; provided such direction is not materially inconsistent with the executive officer’s customary duties and responsibilities.

For purposes of the amended and restated employment agreements, “good reason” means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform services to us, (4) any other action or inaction that constitutes a material breach by the company or any successor or affiliate of its obligations to the executive officer under the employment agreement or (5) a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report.

For purposes of the amended and restated employment agreements, “change in control” has the same meaning as such term is given under the terms of our 2012 Equity Incentive Award Plan.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2013. For 2013, Compensia, an independent compensation consulting firm, was retained by the compensation committee to assist it in the determination of the key elements of the executive compensation program. Compensia reports to and is accountable to the compensation committee, and may not conduct any other work for us without the authorization of the compensation committee. In 2013, Compensia provided advice to the compensation committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and equity awards payable to our named executive officers. Compensia did not provide any services to us in 2013 beyond its engagement as an advisor to the compensation committee on executive compensation matters. After review and consultation with Compensia, the compensation committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2013. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

2013 Base Salaries

In February 2013, the compensation committee set annual base salaries for our named executive officers to be in effect until the next annual review. The 2013 annual base salaries of the named executive officers were as follows: Dr. Schall, $510,000; Dr. Bekker, $369,382; and Ms. Kanaya, $372,212. Dr. Schall’s 2013 base salary represented an approximately 6% increase over his 2012 base salary and was approved by the compensation committee in order to bring his base salary closer to the median for chief executive officers of comparable companies. Dr. Bekker and Ms. Kanaya did not receive base salary increases for 2013.

2013 Performance Bonuses

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors and individual performance.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. Each of the named executive officers is eligible to receive a target bonus of 35% of his or her base salary, with the exception of Dr. Schall, who is eligible to receive a target bonus of 50% of his base salary. Each named executive officer’s bonus is based entirely on performance relative to corporate objectives.

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and operational and business development objectives. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus award.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2013, the corporate performance objectives generally fell into the following categories: objectives related to continued progress in the area of internally conducted clinical trials and pipeline development (45% weighting); drug discovery efforts and pipeline support (25% weighting); and financial, corporate and business development objectives (30% weighting), including achieving revenue and cash utilization targets for 2013 and business development and investor relations objectives. With the exception of the financial targets described above, quantitative measures were generally not established for the corporate objectives during 2013. Instead these performance objectives and areas of emphasis were used as a guide by the board of directors in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts during the year. The three foregoing areas of emphasis were weighted based on their level of importance to our business plan.

In evaluating management’s performance relative to corporate performance for 2013, our board of directors determined to award a corporate achievement level of 72.5%. In coming to its final determination regarding the overall corporate achievement percentage, the board of directors awarded 86% credit for corporate performance relative to our internally conducted clinical trial and pipeline development efforts, noting (1) achievements relative to CCX140, the company’s lead independent development program targeting the chemokine receptor known as CCR2—including successfully completing enrollment of the Phase II study in patients with diabetic nephropathy and enabling the 12-week interim analysis of the same study; (2) achievements relative to CCX168, the company’s program targeting the complement receptor known as C5aR—including successfully completing Steps 1 and 2 of the 3-step Phase II study in anti-neutrophil cytoplasmic antibody, or ANCA, associated renal vasculitis, or AARV; and (3) other achievements related to the company’s other early stage programs targeting CXCR7 and CCR6. With respect to our drug discovery efforts and pipeline support, the board of directors awarded 84% credit, noting off-clinical support, including preclinical and pharmaceutical development efforts relative to CCX140, CCX168 and the next generation of CCR2 and CCR9 drug candidates, CCX872 and CCX507, respectively. The board of directors awarded 43% credit with respect to financial, corporate and business development objectives for 2013. Specifically, the board of directors noted the company’s year-end cash and investments level being greater than budget, but the board of directors also noted that the company’s revenue did not hit forecasted levels due to GSK not exercising its option on CCX168 and that the company did not sufficiently advance is business development efforts during 2013. However, in recognition of the company’s successful completion of a $70 million follow-on offering during 2013, which was not a stated objective in the original 2013 bonus plan, the compensation committee determined to award each named executive officer 82.5% of their respective target award bonus for 2013.

These achievement levels were then used to determine each named executive officer’s bonus. The bonuses paid to our named executive officers for 2013 are set forth in the “Summary Compensation Table” above.

2013 Option Grants

In July 2013, the compensation committee awarded the following options to our named executive officers: Dr. Schall, options to purchase 165,000 shares and Dr. Bekker and Ms. Kanaya, options to purchase 70,000 shares each. Each of these option awards has a ten-year term and vests over a four-year period as follows: 25% of the shares underlying the option vest on July 1, 2013, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. Each of the option awards has an exercise price of $14.28 per share, the closing price per share of our common stock on the date of grant. The size of the foregoing annual awards to the named executive officers were determined by the compensation committee after consultation with Compensia and review of were intended by the compensation committee to approximate the 60th percentile for annual long-term equity awards to executives in similar organizations.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $17,500 in 2013), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. While we may elect to make matching contributions, no such contributions have been made. The 401(k) Plan currently does not offer the ability to invest in our securities.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Outstanding Equity Awards at December 31, 2013

The following table sets forth specified information concerning unexercised stock options for each of the named executive officers outstanding as of December 31, 2013.

	Option Awards(1)
		Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price		Option Expiration Date
Thomas J. Schall, Ph.D.	05/13/04	100,000	—	$0.60		05/13/14
	05/05/05	125,000	—	0.60		05/05/15
	09/10/08	250,000	—	6.00		09/10/18
	07/29/09	310,000	—	6.00		07/29/19
	08/11/10	279,166	—	6.30		08/11/20
	02/27/12	105,729	69,271	10.27		02/27/22
	07/24/12	171,802	313,286	14.31		07/24/22
	07/23/13	—	165,000	14.28		07/23/23

Petrus J. Bekker, M.D., Ph.D.	09/10/08	23,332	—	6.00		09/10/18
	02/17/09	54,168	—	6.00		02/17/19
	07/28/09	2,500	—	6.00		07/28/19
	08/10/10	49,010	—	6.30		08/10/20
	08/04/11	39,265	—	6.90		08/04/21
	02/27/12	11,861	7,771	10.27		02/27/22
	07/24/12	36,935	67,354	14.31		07/24/22
	07/23/13	—	70,000	14.28		07/23/23

Susan M. Kanaya	02/09/06	105,000	—	0.88	(2)	02/09/16
	09/10/08	75,000	—	6.00		09/10/18
	07/28/09	92,500	—	6.00		07/28/19
	08/10/10	71,614	—	6.30		08/10/20
	08/04/11	44,180	—	6.90		08/04/21
	02/27/12	13,346	8,744	10.27		02/27/22
	07/24/12	42,912	78,254	14.31		07/24/22
	07/23/13	—	70,000	14.28		07/23/23

(1)	All options granted prior to our initial public offering, or IPO, in February 2012 have a ten-year term and vest over a four-year period as follows: 25% of the shares underlying the options vested on the first anniversary of the vesting commencement date and the remainder of the shares underlying the options vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company, and such options are immediately exercisable for shares of restricted stock, to the extent such options are unvested on the date of exercise. The options granted on February 27, 2012 have a ten-year term and vest over a four-year period as follows: 25% of the shares underlying the option vested on July 1, 2012, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. The options granted on July 24, 2012 have a ten-year term and vest over a four-year period as follows: 25% of the shares underlying the option vest on July 1, 2013, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. The options granted on July 23, 2013 have a ten-year term and vest over a four-year period as follows: 25% of the shares underlying the option vest on July 1, 2014, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company.

(2)	In order to avoid potential adverse tax consequences to Ms. Kanaya, in October 2007, our compensation committee approved an increase to the exercise price of such options to $2.00 per share, which represents the exercise price of options that were issued immediately following receipt of our December 31, 2005 appraisal. Our compensation committee further approved periodic cash bonuses to Ms. Kanaya, commencing in January 2008, in the amount of the increased exercise price of $1.12 per share, to be paid as the amended options vest and become exercisable.

Additional Narrative Disclosure

For a description of the material terms of our retirement plans and the change-in-control and severance provisions of the employment agreements with our named executive officers, please see above under “Narrative Disclosure to the Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Relationship with GSK

In August 2006, we entered into a collaboration agreement with Glaxo Group Limited, or GSK, one of our principal stockholders and an affiliate of GlaxoSmithKline. Pursuant to the terms of this agreement we received contract revenue and upfront payments aggregating $6.1 million, in the year ended December 31, 2013.

Relationship with Techne

During the year ended December 31, 2013, we paid Techne Corporation, one of our principal stockholders, $95,000 for research materials.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors.

Registration Rights Agreements

We and the holders of our Series A-1, Series A-2, Series A-3, Series B, Series C, Series D and Series E Preferred Stock, and Dr. Schall, as well as holders of certain warrants, have entered into agreements pursuant to which these stockholders have, among other things, registration rights under the Securities Act with respect to their common shares. In connection with the completion of our initial public offering, all outstanding shares of our preferred stock were converted into common stock. GSK and Techne are also entitled to registration rights with respect to shares of our common stock purchased by GSK and Techne in private placements concurrent with our initial public offering.

Procedures for Related Party Transactions

Any request for us to enter into a related party transaction with an officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the risks, costs and benefits to us, the extent of the related party’s interest in the transaction, the terms of the transaction, the availability of other sources for comparable services or products and the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction will be disclosed to the stockholders, who must approve the transaction in good faith. Our related party policy is in writing and is subject to periodic review.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that for each of Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman; Susan M. Kanaya, our Senior Vice President, Finance, Chief Financial Officer and Secretary; Juan C. Jaen, our former Senior Vice President of Drug Discovery and Chief Scientific Officer; Markus J. Cappel, Ph.D., our Chief Business Officer and Treasurer; and Petrus Bekker, M.D., Ph.D., our Senior Vice President of Medical and Clinical Affairs, a Form 4 was filed on July 26, 2013 for a transaction that occurred on July 23, 2013. Each of these officers had attempted to timely file on July 25, 2013 but were unable to do so due to the failure of the filing service’s server that connects its web-based system to the EDGAR system.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 11, 2014, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2015 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2014 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2015 annual meeting of stockholders, such a proposal must be received by us no earlier than December 11, 2014 and no later than January 10, 2015. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the year ended December 31, 2013 will be mailed to stockholders of record on or about April 10, 2014. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043, Attention: Corporate Secretary, or by calling us at 650-210-2900. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to ChemoCentryx, Inc. at the address above.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

Mountain View, California

April 10, 2014

CHEMOCENTRYX INC

850 MAUDE AVENUE

MOUNTAIN VIEW, CA 94043

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Nominees

01 Rodger C. Lucas, PH. D.

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2. Ratification of selection of Ernst & Young LLP as independent registered public accountants.

NOTE: THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE “FOR” ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

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Signature [PLEASE SIGN WITHIN BOX] Date

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0000205916_1 R1.0.0.51160

ANNUAL MEETING OF STOCKHOLDERS OF

CHEMOCENTRYX, INC

MAY 22, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

CHEMOCENTRYX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Schall, Ph.D. and Susan M. Kanaya as proxies, either with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Common Stock of ChemoCentryx, Inc. held of record by the undersigned on March 31, 2014, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 850 Maude Avenue, Mountain View, CA 94043, on May 22, 2014, or any adjournment or postponement thereof.

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000205916_2 R1.0.0.51160